Exhibit 10.1

                      EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT ("Agreement"), dated as of September 23, 1997, by and between PHYSICIAN COMPUTER NETWORK, INC. (the "Company"), a corporation organized under the laws of the State of New Jersey and having an office and place of business at 1200 The American Road, Morris Plains, New Jersey 07950 and Gordon J. Romer (the "Executive"), with an address at 123 Farm Street, Dover, Massachusetts 02030.

                       B A C K G R O U N D

     WHEREAS, simultaneously with the execution and delivery of this Agreement, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among Printed Products Group, Inc. ("PPG"), the Executive, the Company and Solion Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Solion"), PPG is being merged with and into Solion, with Solion as the surviving corporation of such merger (the "Merger"); and

     WHEREAS, prior to the Merger, the Executive was the sole shareholder of PPG and was actively involved in the business of PPG and, as a result, possesses an intimate knowledge of PPG's business; and

     WHEREAS, the Company desires to continue to employ the Executive as an executive of Solion, and the Executive desires to accept such employment, upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration , the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

     1. Employment. During the Agreement Term (as hereunder defined) Executive shall be employed as Senior Vice President of the Company and as President of Solion and shall perform all duties and services incident to those positions as may be assigned to him from time-to-time by the President or the Board of Directors of the Company. The Executive shall hold such additional executive offices and directorships of the Company and Solion to which he may be elected or appointed from time-to-time during the Agreement Term.

     2.  Responsibilities and Duties.  During the Agreement Term,
Executive shall devote his full business time, attention, best efforts and ability exclusively to the performance of services for and on behalf of the Company and Solion.

     3. Compensation. During the Agreement Term, as exclusive compensation for his services and covenants hereunder, the Company shall pay to the Executive a base salary of $3,846.15 per week. In addition, during each year of the Agreement Term, the Executive


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shall be entitled to receive a bonus in an amount to be
determined at the sole discretion of the Board of Directors, such bonus if any, to be on a basis consistent with bonuses awarded to other senior executive employees of the Company; provided, however, that the failure of the Company to award any such bonus shall not give rise to any claim against the Company.

     4.  Expenses and Additional Benefits.

     (a) Benefit Plans. During the Agreement Term, the Executive shall be entitled to such insurance, disability and health and medical benefits (each subject to standard employee contributions) and be entitled to participate in such retirement plans or programs as are generally made available to executive employees of the Company and its affiliates; provided, that Executive shall be required to comply with the conditions attendant to coverage under such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans. The Company may withhold from any benefits payable to Executive all federal, state, local and other taxes and amounts as shall be permitted or required pursuant to law, rule or regulation. All of the benefits to which Executive may be entitled may be changed from time to time or withdrawn at any time in the sole discretion of the Company; provided that Executive shall at all times receive benefits consistent with those generally made available to senior executives of the Company and its affiliates.

     (b) Business Expenses. During the Agreement Term, Executive shall be reimbursed for business expenses incurred and accounted for by him in the normal course of rendering services to the Company or Solion, subject to the policies of the Company regarding such expenses and the reimbursement thereof as they may exist from time-to-time.

     (c) Options. During the Agreement Term, the Executive may be granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's Employee Stock Option Plan in effect at the time of a grant. Executive shall be granted such number of options, with such vesting schedules, as shall be determined by the Compensation Committee of the Board of Directors from time to time in its sole discretion; provided, however, that all option grants to the Executive, if any, shall be on a basis consistent with option grants to other senior executive employees of the Company. It is understood and agreed that all vesting, exercise periods, and any terms relating to any option shall not in any way alter the terms of this Agreement or Executive's employment hereunder and that all options, including, without limitation, the grant, vesting and exercise thereof, are subject to the provisions of the plan(s) and/or agreement(s) under which they are issued or to be issued.

     (d) Automobile. During the Agreement Term, the Company, at its expense, will provide Executive with the use of a leased

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vehicle (of a type and kind approved by the President or Board of
Directors of the Company), including all related insurance, fuel, repairs and ordinary maintenance. Executive understands and agrees that he shall at all times operate the vehicle in a safe and proper manner and in accordance with law and shall at all times maintain a valid driver's license.

     5. Term of Employment. Executive's term of employment under this Agreement shall commence on the date hereof (the "Effective Date") and shall terminate on a date which is three
(3) years from the Effective Date (the "Agreement Term"), unless extended in writing by both parties or earlier terminated in accordance with the terms and conditions set forth herein.

     6.  Death and Disability.

     (a) This Agreement shall immediately terminate on the date of Executive's death, in which event the Company shall have no further liability or obligation under this Agreement or otherwise other than to pay to Executive's estate any salary, reimbursable expenses and benefits owing to Executive through the date of Executive's death. Executive's estate shall not be entitled to any other compensation upon termination of this Agreement pursuant to this Section 6(a).

     (b) In the event of the Disability of Executive during the Agreement Term, this Agreement shall immediately terminate and the Company shall have no further liability or obligation under this Agreement or otherwise except as specifically provided in the following sentence. During the period of Disability, the Company shall pay to Executive, for an aggregate period not to exceed four (4) months (but not beyond the expiration of the Agreement Term), an amount equal to the base salary set forth in this Agreement for such period, less any (a) amount to which Executive would be entitled under any policies of insurance or otherwise, by virtue of such Disability with respect to such period; and (b) applicable deductions, on the normal payroll cycles of the Company. As used herein, "Disability" shall mean a formally diagnosed mental or physical condition of Executive which prevents Executive from performing his duties hereunder for a period of one hundred eighty (180) consecutive days or an aggregate of two hundred seventy (270) days within any eighteen
(18) month period.

     7.  Termination.

     (a) The Company may at any time terminate the employment of Executive for Cause (as hereinafter defined). Upon such termination, the Company shall be released from all further obligations under this Agreement, except that the Company shall be obligated to pay Executive his salary, reimbursable expenses and benefits owing to Executive through the day on which Executive is terminated. Executive will not be entitled to any other compensation upon termination of this Agreement pursuant to this
Section 7(a).

     (b) As used in this Agreement, "Cause" shall mean any one or more of the following: (i) the commission by Executive, in the course of the Executive's employment with the Company, of a fraudulent act; (ii) the conviction of Executive of a felony, whether or not committed in the course of Executive's employment or consultancy with the Company; (iii) the willful refusal or willful failure of Executive to carry out the reasonable directions or instructions of the President or the Board of Directors of the Company, provided, however, that termination of Executive's employment or consultancy and this Agreement may only be effected under the provisions of this subparagraph "7(b)(iii)" after he shall first have been given written notice setting forth the reasons for such termination and, within the thirty (30) day period immediately following the delivery of such notice to Executive, Executive shall not have ceased or otherwise cured (to the reasonable satisfaction of the President or Board of Directors of the Company, as the case may be) the activity or activities or omission or omissions constituting the basis of such termination, and further provided, that such thirty (30) day notice shall not be required and no cessation and cure period shall be allowed or otherwise provided for (A) in the event that Executive willfully refuses or willfully fails to carry out the reasonable directions or instructions of the President or the Board of Directors of the Company on more than one occasion during the Agreement Term; provided, that Executive shall have been provided notice of such failure on the first occasion, or
(B) in the event that any such willful refusal or willful failure results in a material adverse effect to the Company; and (iv) the breach by Executive of any term or provision of this Agreement, which breach is material and adverse to the Company.

     (c) The Company may at any time terminate the employment of Executive other than for Cause. In the event that the employment of Executive is terminated other than for Cause or by reason of the death or Disability of Executive, the Company's sole liability and obligation shall be to pay to Executive all reimbursable expenses and benefits owing to Executive through the day on which Executive is terminated, plus an amount equal to the base salary set forth in this Agreement on the normal payroll cycles of the Company, less applicable deductions, for the period commencing on the date of such termination and ending either (i) on the first anniversary of the date of such termination, if the employment of Executive is terminated prior to the one year anniversary of the date of this Agreement, or (ii) on the six month anniversary of the date of such termination, if the employment of Executive is terminated on or after the one year anniversary of the date of this Agreement; provided, however, that all such payments shall cease upon the expiration of the Agreement Term.

     8.  Non-Competition, Non-Solicitation and Non-Disclosure.

     (a) Executive covenants and agrees that during the period of his employment and for a period of one (1) year thereafter, he will not, directly or indirectly, and whether as principal, agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation or other business organization, be engaged in, concerned, take part in, render services to, own, share in the earnings of, or invest in the stock, bonds or other securities of any person, firm, corporation, or other business organization engaged in a business in the continental United States, which is the same, similar to or in competition with any of the business operations then or theretofore carried on by the Company or Solion (a "Similar Business") without the prior written consent of the Company; provided, however, that Executive may invest in stocks, bonds or other securities of any Similar Business (but without otherwise participating in the activities of such Similar Business) if (A) such stock, bonds or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and (B) his investment does not exceed, in the case of any class of the capital stock of any one issuer, two (2%) percent of the issued and outstanding shares, or in the case of bonds or other securities, two (2%) of the aggregate principal amount thereof issued and outstanding.

     (b) Executive covenants and agrees that during the period of his employment and for a period of one (1) year thereafter, he will not, either in his individual capacity or as agent for another, directly or indirectly, interfere with the Company's or any of its subsidiaries' relationship with, or endeavor to entice away from the Company, any person who has been an officer, employee or agent of the Company at any time during the immediately preceding year or in any other manner persuade or attempt to persuade any such persons to discontinue their relationship with the Company or divert from the Company any business whatsoever, including, without limitation, by influencing or attempting to influence any client, customer or supplier of the Company to diminish or discontinue its business with the Company.

     (c) Executive shall at all times, both during and after the Agreement Term, hold in confidence for the benefit of the Company, and shall not use or disclose or permit the use of or the disclosure to any third party, any and all trade secrets, information, knowledge and data not generally known to, or easily obtainable by, the public that he may have learned, discovered, developed, conceived, originated or prepared during or as a result of his relationship with the Company (whether as an employee, a stockholder or otherwise) or any predecessor-in-interest to any of the Company's business or assets with respect to the operations, business, affairs, products, technology or services of the Company.

     (d) Executive acknowledges and agrees that a breach by him of any of the provisions of this Section 8 will cause irreparable harm and damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligations of Executive hereunder, without the necessity of proving such irreparable harm or damage or the inadequacy of remedies at law and without the necessity of posting any bond.

     (e) Executive acknowledges and agrees that each provision of this Section 8 shall be treated as a separate and independent cause, and the unenforceability by any one clause shall in no way impair the enforceability of any of the other clauses herein. Furthermore, if one or more of the provisions contained in this
Section 8 shall for any reason be held to be excessively broad as to geographical scope, duration, activity or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, as the case may be, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

     9. Company Property. All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which Executive shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, Executive shall promptly return to the Company all property of the Company in his possession. Executive further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company.
Executive additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

     10. Remedy. It is mutually understood and agreed that Executive's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Executive, including, but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses under Section 8 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to damages the Company may be entitled to recover. In addition, the Company shall be entitled to reimbursement from Executive, upon demand, of any and all reasonable attorneys' fees and expenses incurred by it in enforcing any term or provision of this Agreement.

     11. Survival. Sections 8 through 10 hereof shall survive the expiration or termination of this Agreement by any reason.

     12.  Developments.

     (a) If at any time or times during the Agreement Term, Executive shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein, whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection (herein called "Developments"), that (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith, (ii) results from tasks assigned to Executive by the Company, or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and Executive shall promptly disclose to the Company (or any persons designated by it) each such Development and Executive hereby assigns any rights he may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

     (b) Upon disclosure of each Development to the Company, Executive will, during his employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

          (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

          (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

     (c) In the event the Company is unable, after reasonable effort, to secure Executive's signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of Executive's physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney-in-fact, to act for and in Executive's behalf and stead of execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Executive.

     13. Key Man Insurance. The Company may, as it determines in its sole and absolute discretion, at its sole cost and expense, maintain a key man life insurance policies on the life of Executive, in such amounts as the Company shall determine from time-to-time. Executive agrees to cooperate with the Company in obtaining and maintaining such policy(ies), including, without limitation, completing all applications therefor and submitting to such physical and mental examinations as the insurance company(ies) issuing such policy(ies) may require from time-to-time.

     14. Taxes. Executive understands and acknowledges that he may incur personal tax liability relating to some or an of the items described in this Agreement and he agrees that he shall be solely responsible for the payment thereof and the maintenance of any records relating thereto.

     15. Notices. All notices given hereunder shall be in writing and shall be deemed effectively given when mailed, if sent by registered or certified mail, return receipt requested, or when actually received by the party for whom intended, if sent by any other means, addressed to Executive at his address set forth on the first page of this Agreement; with a copy to Asa E. Phillips III, Esq., Clarkin, Sawyer & Phillips, P.C., 20 Williams Street, Wellesley, MA 02181; and to the Company at its address set forth on the first page of this Agreement, Attention:
President; with a copy to Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, New York, New York 10036, Attention:
Jonathan A. Klein, Esq., or at such other address as such party shall have designated by a notice given in accordance with this
Section 15.

     16. Assignment. Neither this Agreement, nor any of Executive's rights, powers, duties or obligations hereunder, may be assigned by Executive. The Company may assign this Agreement at any time and from time-to-time to any party succeeding to all or substantially all of the business or assets of the Company and/or Solion (whether by merger, acquisition, sale or otherwise). This Agreement shall be binding on the successors and permitted assigns of the parties hereto. There are no third party beneficiaries of this Agreement.

     17. Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of New Jersey without regard to the conflicts of law provisions thereof.

     18. Entire Agreement. This Agreement sets forth the entire understanding between the parties concerning the terms of Executive's employment with the Company and no other agreement, document, statement or understanding exists with respect thereto. This Agreement can only be amended by a written amendment expressly referencing this Agreement, signed by an authorized representative of the Company and approved by the Board of Directors of the Company.

     19. Severability. The invalidity of any term or terms of this Agreement shall not invalidate or otherwise affect any other term of this Agreement, which shall remain in full force and effect.


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     IN WITNESS WHEREOF, the parties hereto executed or caused
this Agreement to be executed as of the day and year first above written.

     PHYSICIAN COMPUTER NETWORK, INC.


     By:   \s\ John F. Motell
          --------------------------------
          John F. Mortell, Secretary


      \s\ Gordon Romer
     -----------------------------------
     GORDON J. ROMER